                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-103504


                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT
                                SUPPLEMENT TO THE
      WM DIVERSIFIED STRATEGIES III VARIABLE ANNUITY (B-2729-PRO (R 4/03))
                          PROSPECTUS DATED MAY 1, 2003

THIS SUPPLEMENT REPLACES ALL PREVIOUS SUPPLEMENTS.

THE DATE OF THE PROSPECTUS IS CHANGED TO OCTOBER 14, 2003.

ALL REFERENCES IN THE PROSPECTUS TO THE DATE OF THE STATEMENT OF ADDITIONAL INFORMATION ARE HEREBY CHANGED TO OCTOBER 14, 2003.

THE FOLLOWING REPLACES THE FEE TABLES ON PAGE 7 OF THE PROSPECTUS:

                                   FEE TABLES

The following describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

MAXIMUM OWNER TRANSACTION EXPENSES
----------------------------------
MAXIMUM WITHDRAWAL CHARGES (AS A PERCENTAGE OF
EACH PURCHASE PAYMENT)(1)..............................   7%

Transfer Fee...    No charge for first 15 transfers each contract year;
                   thereafter, fee is $25 ($10 in Pennsylvania and Texas)
                   per transfer.

The following describes the fees and expenses that you may pay periodically during the time that you own the contract, not including Underlying Fund fees and expenses which are outlined in the next section.

CONTRACT MAINTENANCE FEE
  $35 each year ($30 in North Dakota) (waived for contracts over $50,000)

SEPARATE ACCOUNT ANNUAL EXPENSES
(DEDUCTED DAILY AS A PERCENTAGE OF YOUR AVERAGE DAILY NET ASSET VALUE)

Mortality Risk Charge ..................................................   1.05%
Expense Risk Charge ....................................................   0.35%
Distribution Expense Charge ............................................   0.15%
Optional Estate Rewards Fee(2) .........................................   0.15%
Optional Earnings Advantage  Fee(2) ....................................   0.25%
                                                                           ----
  TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES ...............................   1.95%
                                                                           ====

ADDITIONAL OPTIONAL FEATURE FEE
  You may elect either the Income Protector or Capital Protector feature described below.

OPTIONAL INCOME PROTECTOR FEE

  Annual Fee as a % of your Income Benefit Base(3) .....................   0.10%

OPTIONAL CAPITAL PROTECTOR FEE(4)

Contract Year(5)                                Annualized Charge(5)
----------------                                --------------------
  0-5.......................................            0.60%
  6-10......................................            0.40%
  11+ ......................................            NONE

Footnotes to the Fee Table:

1 Withdrawal Charge Schedule as a percentage of each Purchase Payment) declines over 3 years as follows

YEARS: ............    1         2         3         4
                       7%        6%        6%        0%

2 Estate Rewards, an enhanced death benefit feature, is optional. It offers a choice of one of two optional enhanced death benefits. Earnings Advantage is also an optional enhanced death benefit feature. If elected, the fee for each chosen feature is an annualized charge that is deducted daily from your net asset value. If you do not elect either enhanced death benefit option, your total separate account annual expenses would be 1.55%. The Earnings Advantage can only be elected if the Estate Rewards is also elected.

3 The Income Protector is optional and if elected, the fee is deducted annually from your contract value. The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding Purchase Payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

4 The Capital Protector feature is optional and if elected, the fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted from your contract value at the end of the first contract quarter and quarterly thereafter.

5 If you are a resident of Washington or Oregon, the following charges apply: 0.60% for Years 0-7, .20% for Years 8-10, no charge for Years 11+.

THE FOLLOWING SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS OF THE TRUSTS BEFORE ANY WAIVERS OR REIMBURSEMENTS THAT YOU MAY PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. MORE DETAIL CONCERNING THE TRUSTS' FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH OF THE TRUSTS. PLEASE READ THEM CAREFULLY BEFORE INVESTING.

                               PORTFOLIO EXPENSES

TOTAL ANNUAL UNDERLYING PORTFOLIO EXPENSES                                             MINIMUM     MAXIMUM
------------------------------------------                                             -------     -------
(expenses that are deducted from Underlying Funds of the Trusts,
  including management fees, other expenses and 12b-1 fees if applicable)..........     0.80%       1.66%

THE FOLLOWING REPLACES THE EXAMPLES LISTED UNDER THE SECTION ENTITLED MAXIMUM EXPENSE EXAMPLES ON PAGE 8 OF THE PROSPECTUS:

(1) If you surrender your contract at the end of the applicable time period and you elect the optional Estate Rewards death benefit (0.15%), the optional Earnings Advantage benefit (0.25%), and Capital Protector (0.60% Years 0 - 5, 0.40% Years 6-10) features:

1 YEAR                  3 YEARS                 5 YEARS                 10 YEARS
------                  -------                 -------                 --------
$1,128                  $ 1,892                 $ 2,170                 $  4,400
======                  =======                 =======                 ========

(2) If you annuitize your contract:

1 YEAR                  3 YEARS                 5 YEARS                 10 YEARS
------                  -------                 -------                 --------
$  324                  $   989                 $ 1,678                 $  3,512
======                  =======                 =======                 ========

(3) If you do not surrender your contract and you elect the optional Estate Rewards death benefit (0.15%), the optional Earnings Advantage benefit (0.25%) and Capital Protector (0.60% Years 0 - 5, 0.40% Years 6-10) features:

1 YEAR                  3 YEARS                 5 YEARS                 10 YEARS
------                  -------                 -------                 --------
$  428                  $ 1,292                 $ 2,170                 $  4,400
======                  =======                 =======                 ========

THE FOLLOWING REPLACES THE EXAMPLES LOCATED UNDER THE SECTION ENTITLED MINIMUM EXPENSE EXAMPLES ON PAGE 8 OF THE PROSPECTUS:

(1) If you surrender your contract at the end of the applicable time period and you do not elect any optional features:

1 YEAR                  3 YEARS                 5 YEARS                 10 YEARS
------                  -------                 -------                 --------
$  943                  $ 1,348                 $ 1,280                 $  2,736
======                  =======                 =======                 ========

(2) If you annuitize your contract:

1 YEAR                  3 YEARS                 5 YEARS                 10 YEARS
------                  -------                 -------                 --------
$  238                  $   733                 $ 1,255                 $  2,686
======                  =======                 =======                 ========

(3) If you do not surrender your contract and do not elect any optional features:

1 YEAR                  3 YEARS                 5 YEARS                 10 YEARS
------                  -------                 -------                 --------
$  243                  $   748                 $ 1,280                 $  2,736
======                  =======                 =======                 ========

THE FOLLOWING REPLACES ITEM 3 AND ADDS A NEW ITEM 4 IN THE SECTION ENTITLED EXPLANATION OF FEE TABLES AND EXAMPLES ON PAGE 8 OF THE PROSPECTUS:

      3. Examples reflecting application of optional features and benefits use the highest fees and charges at which those features are being offered. If you elected the Income Protector program, instead of the Capital Protector program, your expenses would be lower than those shown in these tables. The fee for the Capital Protector and Income Protector features are not calculated as a percentage of your daily net asset value, but on other calculations more fully described in the prospectus.

      4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OF FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE FOLLOWING SHOULD BE ADDED SUBSEQUENT TO THE SECTION ENTITLED ALLOCATION OF PURCHASE PAYMENTS AND PRIOR TO THE SECTION ENTITLED ACCUMULATION UNITS ON PAGE 11 OF THE PROSPECTUS:

CAPITAL PROTECTOR

The Capital Protector is an optional feature of your variable annuity. If you elect this feature, for which you will be charged an annualized fee, at the end of applicable waiting period your contract will be worth at least the amount of your initial Purchase Payment (less adjustments for withdrawals). The Capital Protector may offer protection in the event that your contract value declines due to unfavorable investment performance in your contract. The Capital Protector feature has rules and restrictions, which are discussed more fully, below.

      ELECTION OF THE FEATURE

You may only elect this feature at the time your contract is issued, so long as the applicable waiting period prior to receiving the benefit ends before your latest Annuity Date. You can elect this feature at the time of your contract application. The effective date for this feature will be your contract issue date. Capital Protector is not available if you elect the Income Protector program. SEE INCOME PROTECTOR in the prospectus.

The Capital Protector feature may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. Please check with your financial advisor for availability.

      APPLICABLE WAITING PERIOD AND BENEFIT DATE

If you elect the Capital Protector, at the end of the applicable waiting period we will evaluate your contract to determine if a Capital Protector benefit is payable to you. The applicable waiting period is ten full contract years from your contract issue date. The last day in the waiting period is your benefit date, the date on which we will calculate any Capital Protector benefit payable to you.

      TERMINATION

Generally, this feature and its corresponding charge cannot be terminated prior to the end of the waiting period. The feature terminates automatically following the end of the waiting period. In addition, the Capital Protector will no longer be available and no benefit will be paid if a death benefit is paid or if the contract is fully surrendered or annuitized before the end of the waiting period.

      CALCULATION OF THE BENEFIT

The Capital Protector is a one-time adjustment to your contract value in the event that your contract value at the end of the waiting period is less than the guaranteed amount. The amount of the benefit payable to you, if any, at the end of the waiting period will be based upon the amount of your initial Purchase Payment and may also include certain portions of subsequent Purchase Payments contributed to your contract over specified periods of time, as follows:

                                              Percentage of Purchase Payments
Time Elapsed Since                                    Included in the
Effective Date                             Capital Protector Benefit Calculation
--------------                             -------------------------------------
0-90 days ..............................                     100%
 91+ days ..............................                       0%

THE CAPITAL PROTECTOR FEATURE MAY NOT GUARANTEE A RETURN OF ALL OF YOUR PURCHASE PAYMENTS. IF YOU PLAN TO ADD SUBSEQUENT PURCHASE PAYMENTS OVER THE LIFE OF YOUR CONTRACT, YOU SHOULD KNOW THAT THE CAPITAL PROTECTOR WOULD NOT PROTECT THE MAJORITY OF THOSE PAYMENTS.

The Capital Protector benefit calculation is equal to your Capital Protector Base, as defined below, minus your Contract Value on the benefit date. If the resulting amount is positive, you will receive a benefit under the feature. If the resulting amount is negative, you will not receive a benefit. Your Capital Protector Base is equal to (a) minus (b) where:

      (a) is the Purchase Payments received on or after the effective date multiplied by the applicable percentages in the table above, and;

      (b) is an adjustment for all withdrawals and applicable fees and charges made subsequent to the effective date, in an amount proportionate to the amount by which the withdrawal decreased the contract value at the time of the withdrawal.

We will allocate any benefit amount contributed to the contract value on the benefit date to the WM Money Market portfolio. Any Capital Protector benefit paid is not considered a Purchase Payment for purposes of calculating other benefits. Benefits based on earnings, such as Earnings Advantage, will continue to define earnings as the difference between contract value and Purchase Payments adjusted for withdrawals. For information about how the benefit is treated for income tax purposes, you should consult a qualified tax advisor for information concerning your particular circumstances.

SINCE THE CAPITAL PROTECTOR FEATURE MAY NOT GUARANTEE A RETURN OF ALL PURCHASE PAYMENTS AT THE END OF THE WAITING PERIOD, IT IS IMPORTANT TO REALIZE THAT SUBSEQUENT PURCHASE PAYMENTS MADE INTO THE CONTRACT MAY DECREASE THE VALUE OF THE CAPITAL PROTECTOR BENEFIT. For example, if near the end of the waiting period your Capital Protector Base is greater than your contract value, and you then make a subsequent Purchase Payment that causes your contract value to be larger than your Capital Protector Base on your benefit date, you will not receive any benefit even though you have paid for the Capital Protector feature throughout the waiting period. You should discuss subsequent Purchase Payments with your financial advisor as such activity may reduce the value of this Capital Protector benefit. Further, if you are using this contract to fund a qualified plan via salary reduction payments, you should consult your financial advisor before electing the Capital Protector feature.

      THE CAPITAL PROTECTOR FEE

Capital Protector is an optional feature. If elected, you will incur an additional charge for this feature. The annualized charge will be deducted from your contract value on a quarterly basis throughout the waiting period, beginning at the end of the first contract quarter following the effective date of the feature and up to and including on the benefit date. Once the feature is terminated, as discussed above, the charge will no longer be deducted. The annual fee is:

Contract Year           Annualized Charge *
-------------           -------------------
0-5 .................         0.60%
6-10 ................         0.40%
11+ .................         none

The annual fee for Washington and Oregon Residents is 0.60% for Years 0-7, 0.20% for Years 8-10 and no charge for Years 11+.

* As a percentage of your contract value minus Purchase Payments received after the 90th day since the purchase of your contract. The amount of this charge is subject to change at any time for prospectively issued contracts.

      EFFECT OF SPOUSAL CONTINUATION ON THE CAPITAL PROTECTOR FEATURE

If your qualified spouse chooses to continue this contract upon your death, this benefit cannot be terminated. The effective date, the waiting period and the corresponding benefit payment date will not change as a result of a spousal continuation. SEE SPOUSAL CONTINUATION in the prospectus.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE CAPITAL PROTECTOR FEATURE (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

IN THE WM VARIABLE TRUST SECTION ON PAGES 13-14, THE WM REIT FUND IS NOW AVAILABLE FOR INVESTMENT.

The footnote to the "WM REIT Fund" on page 14 should be deleted.

THE FOLLOWING SHOULD BE ADDED SUBSEQUENT TO THE SECTION ENTITLED TRANSFER FEE LOCATED IN THE EXPENSES SECTION AND PRIOR TO THE OPTIONAL DEATH BENEFIT FEES SECTION ON PAGE 25 OF THE PROSPECTUS:

OPTIONAL CAPITAL PROTECTOR FEE

The fee for the Capital Protector feature is as follows:

Contract Year*                Annualized Charge
--------------                -----------------
0-5 .......................         0.60%
6-10 ......................         0.40%
11+ .......................         none

The fee is calculated as a percentage of your contract value minus Purchase Payments received after the 90th day since you purchased your contract. The fee is deducted at the end of the first contract quarter and quarterly thereafter from your contract value.

* The annual fee for Washington and Oregon Residents is 0.60% for Years 0-7, 0.20% for Years 8-10 and no charge for Years 11+.

THE FOLLOWING SENTENCE SHOULD BE ADDED AS A NEW PARAGRAPH AT THE END OF THE SECTION ENTITLED THE INCOME PROTECTOR FEATURE AND PRIOR TO THE SECTION ENTITLED HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME ON PAGE 29 OF THE
PROSPECTUS:

If you elect Capital Protector, you may not elect to participate in the Income Protector program.

THE FOLLOWING SENTENCE SHOULD BE DELETED FROM THE SECTION ENTITLED FEES ASSOCIATED WITH THE INCOME PROTECTOR ON PAGE 30 OF THE PROSPECTUS:

Additionally, if you fully surrender your contract prior to your contract anniversary, We will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date.

Date: October 14, 2003


                Please keep this Supplement with your Prospectus.

                                            As filed pursuant to Rule 424(b)(3)
                                            under the Securities Act of 1933
                                            Registration No. 333-103504





                             [WM DIVERSIFIED LOGO]

                                   PROSPECTUS
                                  May 1, 2003

                   FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACT
                                   issued by
                           VARIABLE SEPARATE ACCOUNT
                                      and
                     AIG SUNAMERICA LIFE ASSURANCE COMPANY

The annuity contract has several investment choices - available fixed-interest investment options which offer interest rates guaranteed by AIG SunAmerica Life Assurance Company ("AIG SunAmerica Life") (formerly, Anchor National Life Insurance Company) for different periods of time and variable investment portfolios. The variable portfolios are part of Anchor Series Trust ("AST"), the SunAmerica Series Trust ("SAST"), Van Kampen Life Investment Trust ("VKT") or the WM Variable Trust ("WMVT").

                     STRATEGIC ASSET MANAGEMENT PORTFOLIOS

FLEXIBLE INCOME PORTFOLIO                           WM ADVISORS, INC.                               WMVT
CONSERVATIVE BALANCED PORTFOLIO                     WM ADVISORS, INC.                               WMVT
BALANCED PORTFOLIO                                  WM ADVISORS, INC.                               WMVT
CONSERVATIVE GROWTH PORTFOLIO                       WM ADVISORS, INC.                               WMVT
STRATEGIC GROWTH PORTFOLIO                          WM ADVISORS, INC.                               WMVT

                                  EQUITY FUNDS

TECHNOLOGY PORTFOLIO                                    VAN KAMPEN                                  SAST
GLOBAL EQUITIES PORTFOLIO                   ALLIANCE CAPITAL MANAGEMENT, L.P.                       SAST
REIT FUND                                           WM ADVISORS, INC.                               WMVT
EQUITY INCOME FUND                                  WM ADVISORS, INC.                               WMVT
GROWTH & INCOME FUND                                WM ADVISORS, INC.                               WMVT
WEST COAST EQUITY FUND                              WM ADVISORS, INC.                               WMVT
MID CAP STOCK FUND                                  WM ADVISORS, INC.                               WMVT
GROWTH FUND                                    COLUMBIA MANAGEMENT COMPANY,                         WMVT
                                            JANUS CAPITAL MANAGEMENT LLC, AND
                                                  OPPENHEIMERFUNDS, INC.
SMALL CAP STOCK FUND                                WM ADVISORS, INC.                               WMVT
INTERNATIONAL GROWTH FUND                     CAPITAL GUARDIAN TRUST COMPANY                        WMVT
MFS MID-CAP GROWTH PORTFOLIO             MASSACHUSETTS FINANCIAL SERVICES COMPANY                   SAST
CAPITAL APPRECIATION PORTFOLIO              WELLINGTON MANAGEMENT COMPANY, LLP                      AST
ALLIANCE GROWTH PORTFOLIO                   ALLIANCE CAPITAL MANAGEMENT, L.P.                       SAST
VAN KAMPEN LIT COMSTOCK PORTFOLIO            VAN KAMPEN ASSET MANAGEMENT INC.                       VKT

                               FIXED-INCOME FUNDS

SHORT TERM INCOME FUND                              WM ADVISORS, INC.                               WMVT
U.S. GOVERNMENT SECURITIES FUND                     WM ADVISORS, INC.                               WMVT
INCOME FUND                                         WM ADVISORS, INC.                               WMVT
MONEY MARKET FUND                                   WM ADVISORS, INC.                               WMVT

You can put your money into any one or all of the Variable Portfolios and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the WM Diversified Strategies(III) Variable Annuity.

To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated May 1, 2003. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.

The table of contents of the SAI appears on page 36 of this prospectus. For a free copy of the SAI, call Us at 1-877-311-WMVA (9682) or write Our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Anchor National Life Insurance Company changed its name to AIG SunAmerica Life Assurance Company, effective March 1, 2003.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

AIG SunAmerica Life's Annual Report on Form 10-K for the year ended December 31, 2002, is incorporated herein by reference.

All documents or reports filed by AIG SunAmerica Life under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

AIG SunAmerica Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342, File No. 033-47472.

AIG SunAmerica Life is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10048

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, AIG SunAmerica Life and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http:// www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by AIG SunAmerica Life.

AIG SunAmerica Life will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to AIG SunAmerica Life's Annuity Service Center, as follows:

      AIG SunAmerica Life Assurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to AIG SunAmerica Life's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for AIG SunAmerica Life's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of AIG SunAmerica Life in connection with the securities registered under this prospectus, AIG SunAmerica Life will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. AIG SunAmerica Life will be governed by final judgment of the issue. However, if in the opinion of AIG SunAmerica Life's counsel this issue has been determined by controlling precedent, AIG SunAmerica Life will not submit the issue to a court for determination.

TABLE OF CONTENTS

GLOSSARY....................................................    5
HIGHLIGHTS..................................................    6
FEE TABLES..................................................    7
   Owner Transaction Expenses...............................    7
   Annual Separate Account Expenses.........................    7
   The Optional Estate Rewards Death Benefit Fee............    7
   The Optional Earnings Advantage Fee......................    7
   The Optional Income Protector Fee........................    7
   Portfolio Expenses.......................................    7
MAXIMUM AND MINIMUM EXPENSE EXAMPLES........................    8
THE WM DIVERSIFIED STRATEGIES(III) VARIABLE ANNUITY.........   10
PURCHASING A WM DIVERSIFIED STRATEGIES(III) VARIABLE
 ANNUITY....................................................   11
   Allocation of Purchase Payments..........................   11
   Accumulation Units.......................................   11
   Free Look................................................   12
   Exchange Offers..........................................   12
INVESTMENT OPTIONS..........................................   13
   Variable Portfolios......................................   13
   Anchor Series Trust......................................   13
   SunAmerica Series Trust..................................   13
   Van Kampen Life Investment Trust.........................   13
   WM Variable Trust........................................   13
   Fixed Investment Options.................................   14
   Transfers During the Accumulation Phase..................   15
   Dollar Cost Averaging....................................   16
   Asset Allocation Rebalancing Program.....................   17
   Voting Rights............................................   17
   Substitution.............................................   18
ACCESS TO YOUR MONEY........................................   18
   Free Withdrawal Provision................................   18
   Systematic Withdrawal Program............................   20
   Minimum Contract Value...................................   20
   Qualified Contract Owners................................   20
DEATH BENEFIT...............................................   20
   Standard Death Benefit...................................   21
   Estate Rewards Death Benefit(s)..........................   21
   Earnings Advantage.......................................   22
   Spousal Continuation.....................................   23
EXPENSES....................................................   24
   Separate Account Charges.................................   24
   Other Revenue............................................   24
   Withdrawal Charges.......................................   24
   Investment Charges.......................................   25
   Contract Maintenance Fee.................................   25
   Transfer Fee.............................................   25
   Optional Death Benefit Fees..............................   25
   Optional Income Protector Fee............................   25
   Premium Tax..............................................   25
   Income Taxes.............................................   26
   Reduction or Elimination of Charges and Expenses, and
     Additional Amounts Credited............................   26
INCOME OPTIONS..............................................   26
   Annuity Date.............................................   26
   Income Options...........................................   26
   Allocation of Annuity Payments...........................   27
   Transfers During the Income Phase........................   28
   Deferment of Payments....................................   28
   Income Protector.........................................   28
TAXES.......................................................   31
   Annuity Contracts in General.............................   31
   Tax Treatment of Distributions--Non-Qualified
     Contracts..............................................   31
   Tax Treatment of Distributions--Qualified Contracts......   31
   Minimum Distributions....................................   32
   Tax Treatment of Death Benefits..........................   33
   Contracts Owned by a Trust or Corporation................   33
   Gifts, Pledges and/or Assignments of a Contract..........   33
   Diversification and Investor Control.....................   33
PERFORMANCE.................................................   34
OTHER INFORMATION...........................................   34
   AIG SunAmerica Life......................................   34
   The Separate Account.....................................   35
   The General Account......................................   35
   Distribution of the Contract.............................   35
   Administration...........................................   35
   Legal Proceedings........................................   36
   Ownership................................................   36
   Independent Accountants..................................   36
   Registration Statement...................................   36
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   36

APPENDIX A--MARKET VALUE ADJUSTMENT.........................  A-1
APPENDIX B--DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION...  B-1
APPENDIX C--HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE
 INCOME PROTECTOR PROGRAM...................................  C-1
APPENDIX D--EXCHANGE OFFER..................................  D-1
APPENDIX E--CONDENSED FINANCIAL INFORMATION.................  E-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, We define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement We use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) We base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement We use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--AIG SunAmerica Life Assurance Company ("AIG SunAmerica Life"), We, Us, the issuer of this annuity contract.

INCOME PHASE--The period during which We make annuity payments to you.

IRS--The Internal Revenue Service.

LATEST ANNUITY DATE--Your 95th birthday or your tenth contract anniversary, whichever is later.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PURCHASE PAYMENTS--The money you give Us to buy the contract, as well as any additional money you give Us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

VARIABLE PORTFOLIOS--A sub-account of Variable Separate Account which provides for the variable investment options available under the contract. Each has a distinct investment objective and is invested in the underlying investment portfolios of the Anchor Series Trust, SunAmerica Series Trust, Van Kampen Life Investment Trust or the WM Variable Trust as applicable. The underlying investment portfolios are referred to as "Underlying Funds."

         AIG SUNAMERICA LIFE OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY
           PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH
         PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT
         DIFFERENT FEES, CHARGES, AND EXPENSES. WHEN WORKING WITH YOUR INVESTMENT REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE
        FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST
         APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT
                                 SAVINGS GOALS.

HIGHLIGHTS

The WM Diversified Strategies(III) Variable Annuity is a contract between you and AIG SunAmerica Life Assurance Company (AIG SunAmerica Life). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

FREE LOOK: You may cancel your contract within 10 days after receiving it (or whatever period is required in your state). You will receive whatever your contract is worth on the day that We receive your request. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A WM DIVERSIFIED STRATEGIES(III) VARIABLE ANNUITY below.

EXPENSES: There are fees and charges associated with the contract. Each year, We deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.55% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract We may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for three complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A WM DIVERSIFIED STRATEGIES(III) VARIABLE ANNUITY and EXPENSES below.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES below.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Optional enhanced death benefits are also available. Please see DEATH BENEFITS below.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS below.

PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF INVESTING.

INQUIRIES: If you have questions about your contract call your investment representative or contact Us at AIG SunAmerica Life Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone Number: 1 (877) 311-WMVA
(9682).

Please read the prospectus carefully for more detailed information regarding these and other features and benefits of the contract, as well as the risks of investing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS OR SURRENDER THE CONTRACT. IF APPLICABLE, YOU MAY ALSO BE SUBJECT TO STATE PREMIUM TAXES.

MAXIMUM OWNER TRANSACTION EXPENSES

MAXIMUM WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE
  PAYMENT)(1)...............................................   7%

(1) Withdrawal Charge Schedule (as a percentage of each Purchase Payment)

YEARS:..................................................    1      2      3     4+
                                                            7%     6%     6%     0%

Transfer Fee......................
                    No charge for first 15 transfers each contract year; thereafter, fee is $25 ($10 in Pennsylvania and Texas) per transfer.

THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING THE UNDERLYING FUND FEES AND EXPENSES WHICH ARE OUTLINED IN THE NEXT SECTION.

CONTRACT MAINTENANCE CHARGE

$35 each year ($30 in North Dakota) (waived for contracts over $50,000)

SEPARATE ACCOUNT ANNUAL EXPENSES
(DEDUCTED DAILY AS A PERCENTAGE OF YOUR AVERAGE DAILY NET ASSET VALUE)

Mortality Risk Charge..............................  1.05%
Expense Risk Charge................................  0.35%
Distribution Expense Charge........................  0.15%
Optional Estate Rewards Fee(2).....................  0.15%
Optional Earnings Advantage Fee(2).................  0.25%
  TOTAL SEPARATE ACCOUNT
    ANNUAL EXPENSES................................  1.95%
                                                     ====

(2) Estate Rewards, an enhanced death benefit feature, is optional. It offers a choice of one of two optional enhanced death benefits. Earnings Advantage is also an optional enhanced death benefit feature. If elected, the fee for each chosen feature is an annualized charge that is deducted daily from your net asset value. If you do not elect either enhanced death benefit option, your total separate account annual expenses would be 1.55%.

OPTIONAL FEATURE FEE
OPTIONAL INCOME PROTECTOR FEE

Annual Fee as a % of your Income Benefit Base........     0.10%

The Income Protector is optional and if elected, the fee is deducted annually from your contract value. The Income Benefit Base, described more fully in the prospectus, is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportional withdrawals, and fees and charges applicable to those withdrawals.

THE FOLLOWING SHOWS THE TOTAL MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS OF THE TRUSTS BEFORE ANY WAIVERS OR REIMBURSEMENTS. MORE DETAIL CONCERNING THE TRUSTS' FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH OF THE TRUSTS. PLEASE READ THEM CAREFULLY BEFORE INVESTING.

                               PORTFOLIO EXPENSES

TOTAL ANNUAL UNDERLYING FUND EXPENSES                         MINIMUM   MAXIMUM
-------------------------------------                         -------   -------
(expenses that are deducted from Underlying Funds of the
  Trusts, including management fees, other expenses and
  service (12b-1) fees, if applicable)......................   0.80%     1.66%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      MAXIMUM AND MINIMUM EXPENSE EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, contract maintenance fees, separate account annual expenses, fees for optional features and expenses of the Underlying Funds of the Trusts.

The Example assumes that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum and minimum fees and expenses of the Underlying Funds of the Trusts are reflected. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be:

MAXIMUM EXPENSE EXAMPLES
(ASSUMING MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 1.95% AND INVESTMENT IN AN UNDERLYING FUND WITH TOTAL EXPENSES OF 1.66%)

(1) If you surrender your contract at the end of the applicable time period and you elect the optional Estate Rewards death benefit (0.15%), the optional Earnings Advantage benefit (0.25%), and Income Protector (0.10%) features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
$1,078   $1,749    $1,939     $4,002
-------------------------------------
-------------------------------------

(2) If you do not surrender your Contract and you elect the optional Estate Rewards death benefit (0.15%), the optional Earnings Advantage benefit (0.25%), and Income Protector (0.10%) features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $378    $1,149    $1,939     $4,002
-------------------------------------
-------------------------------------

(3) If you annuitize your Contract:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $324     $989     $1,678     $3,512
-------------------------------------
-------------------------------------

MINIMUM EXPENSE EXAMPLES
(ASSUMING MINIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 1.55% AND INVESTMENT IN AN UNDERLYING FUND WITH TOTAL EXPENSES OF 0.80%)

(1) If you surrender your contract at the end of the applicable time period and you do not elect any optional features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
$ 943    $1,348    $1,280     $2,736
-------------------------------------
-------------------------------------

(2) If you do not surrender your Contract and you do not elect any optional features:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
2$43..    $748     $1,280     $2,736
-------------------------------------
-------------------------------------

(3) If you annuitize your Contract:

1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------
-------------------------------------
 $238     $733     $1,255     $2,686
-------------------------------------
-------------------------------------

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. We converted the contract maintenance charge to a percentage (0.05%). The actual impact of the maintenance charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the Underlying Fund fees can be found in the Trust prospectuses.
2. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.
3. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE WM DIVERSIFIED STRATEGIES(III) VARIABLE ANNUITY
--------------------------------------------------------------------------------
An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request Us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which We call Variable Portfolios. The Variable Portfolios have specific investment objectives and their performance varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolio(s) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by AIG SunAmerica Life.

For more information on the Variable Portfolios and fixed account options available under this contract, SEE INVESTMENT OPTIONS BELOW.

AIG SunAmerica Life issues the WM Diversified Strategies(III) Variable Annuity. When you purchase a WM Diversified Strategies(III) Variable Annuity, a contract exists between you and AIG SunAmerica Life. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. AIG SunAmerica Life is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. WM Diversified Strategies(III) Variable Annuity may not currently be available in all states. Please check with your financial advisor regarding availability in your state.

This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 3 years. Because of the potential penalty, you should fully discuss all of the benefits and risks of this contract with your financial advisor prior to purchase.

PURCHASING A WM DIVERSIFIED STRATEGIES(III)
VARIABLE ANNUITY
--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give Us to buy a contract. Any additional money you give Us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-Qualified for tax purposes.

                                              MINIMUM          MINIMUM SUBSEQUENT
                       MINIMUM INITIAL       SUBSEQUENT        PURCHASE PAYMENT--
                       PURCHASE PAYMENT   PURCHASE PAYMENT   AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                  $ 2,000              $250                  $100
Non-Qualified              $10,000              $500                  $100

WE REQUIRE COMPANY APPROVAL PRIOR TO ACCEPTING PURCHASE PAYMENTS GREATER THAN $1,000,000. SUBSEQUENT PURCHASE PAYMENTS THAT WOULD CAUSE TOTAL PURCHASE PAYMENTS IN ALL CONTRACTS ISSUED BY AIG SUNAMERICA LIFE OR ITS AFFILIATES TO THE SAME OWNER (OR ANNUITANT, IF THE OWNER IS A NON-NATURAL PERSON) TO EXCEED THESE LIMITS ARE ALSO SUBJECT TO COMPANY PREAPPROVAL. WE RESERVE THE RIGHT TO CHANGE THE AMOUNT AT WHICH PREAPPROVAL IS REQUIRED, AT ANY TIME. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $100.

In general, We will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to Us that the minimum distribution required by the federal tax code is being made. In addition, We may not issue a contract to anyone age 86 or older (unless state law requires otherwise). Neither Estate Rewards nor Earnings Advantage is available to you if you are age 81 or older at the time of contract issue.

We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued in contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed accounts and/or Variable Portfolio(s) according to your instructions. If We receive a Purchase Payment without allocation instructions, We will invest the money according to the last future payment allocation instructions provided by you. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS BELOW.

In order to issue your contract, We must receive your completed application and/or Purchase Payment allocation instructions and any other required paper work at Our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If We do not have complete information necessary to issue your contract, We will contact you. If We do not have the information necessary to issue your contract within 5 business days We will:

     - Send your money back to you; or

     - Ask your permission to keep your money until We get the information necessary to issue the contract.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the Variable Portfolio(s) you select. In order to keep track of the value of your contract, We use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, We call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day We receive your money if We receive it before 1:00 p.m. Pacific Time ("PT") and on the next day's unit value if We receive your money after 1:00 p.m. PT. We calculate an Accumulation Unit for each Variable Portfolio after the NYSE closes each day. We do this by:

     1. determining the total value of money invested in a particular Variable Portfolio;

     2. subtracting from that amount any asset-based charges and any other charges such as taxes We have deducted; and

     3.  dividing this amount by the number of outstanding Accumulation Units.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Alliance Growth Portfolio. We determine that the value of an Accumulation Unit for the Alliance Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Alliance Growth Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to Our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. If you decide to cancel your contract during the free look period, generally, We will refund to you the value of your contract on the day We receive your request. The amount refunded to you may be more or less than your original investment.

Certain states require Us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, We reserve the right to put your money in the Money Market investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, We do not put your money in the Money Market investment option during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, We return the greater of (1) your Purchase Payments; or (2) the value of your contract. At the end of the free look period, We allocate your money according to your instructions.

EXCHANGE OFFERS

From time to time, We may offer to allow you to exchange an older variable annuity issued by AIG SunAmerica Life or one of its affiliates, for a newer product with more current features and benefits, also issued by AIG SunAmerica Life or one of its affiliates. Such an Exchange Offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such Exchange Offer at the time the offer is made.

EXCHANGE OFFER FROM WM ADVANTAGE VARIABLE ANNUITY ISSUED BY AMERICAN GENERAL LIFE INSURANCE COMPANY TO WM DIVERSIFIED STRATEGIES(III) VARIABLE ANNUITY

Certain owners of the WM Advantage variable annuity issued by AIG SunAmerica Life's affiliate American General Life Insurance Company ("Advantage Contract") may have the opportunity to exchange the Advantage Contract for a newer variable annuity issued by AIG SunAmerica Life Assurance Company. The newer annuity being offered in this Exchange Offer is the WM Diversified Strategies(III) variable annuity, described in this prospectus; however, all Variable Portfolios may not be available for exchanged assets.

This Exchange Offer is only made to Advantage Contract owners whose Advantage Contracts are completely out of the surrender charge period at the time of the exchange. Upon purchasing the WM Diversified Strategies(III) contract in exchange for the Advantage Contract, surrender charges will not apply to the exchanged values in the new contract and will be waived on new Purchase Payments made into the WM Diversified Strategies(III) variable annuity. We will pay lower compensation to investment representatives on sales of WM Diversified Strategies(III) that are part of this Exchange Offer. For a comparison of the features and benefits of the Advantage Contract to the WM Diversified Strategies(III) contract, please see Appendix D.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which We call Variable Portfolios, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the Variable Portfolios alone or in concert with the fixed investment options. The Variable Portfolios are only available through the purchase of certain variable annuities. A mixture of your investment in the Variable Portfolios and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE PORTFOLIOS

The Variable Portfolios invest in shares of the Anchor Series Trust, SunAmerica Series Trust, Van Kampen Life Investment Trust and the WM Variable Trust (the "Trusts"). Additional Variable Portfolios may be available in the future. The Variable Portfolios operate similar to a mutual fund but are only available through the purchase of certain insurance contracts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by AIG SunAmerica Life, and other affiliated/unaffiliated insurance companies. Neither AIG SunAmerica Life nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. Each Trusts' adviser monitors the Trust for potential conflicts.

ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the AST Portfolio. AST contains Variable Portfolios in addition to those listed below which are not available for investment under this contract.

SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SAST Portfolios. SAST contains Variable Portfolios in addition to those listed below which are not available for investment under this contract.

VAN KAMPEN LIFE INVESTMENT TRUST

Van Kampen Asset Management Inc. provides investment advice for the VKT portfolios. VKT contains investments portfolios in addition to the one listed here which are not available for investment under this contract.

WM VARIABLE TRUST

WM Advisors, Inc. serves as adviser for the WMVT Funds and also hires subadvisers to manage the day-to-day operations of certain investment options.

The Variable Portfolios along with their respective subadvisers are listed below:

STRATEGIC ASSET MANAGEMENT PORTFOLIOS
Flexible Income Portfolio                WM Advisors, Inc.                        WMVT
Conservative Balanced Portfolio          WM Advisors, Inc.                        WMVT
Balanced Portfolio                       WM Advisors, Inc.                        WMVT
Conservative Growth Portfolio            WM Advisors, Inc.                        WMVT
Strategic Growth Portfolio               WM Advisors, Inc.                        WMVT

EQUITY FUNDS
Technology Portfolio                     Van Kampen                               SAST
Global Equities Portfolio                Alliance Capital Management, L.P.        SAST
REIT Fund*                               WM Advisors, Inc.                        WMVT
Equity Income Fund                       WM Advisors, Inc.                        WMVT
Growth & Income Fund                     WM Advisors, Inc.                        WMVT
West Coast Equity Fund                   WM Advisors, Inc.                        WMVT
Mid Cap Stock Fund                       WM Advisors, Inc.                        WMVT
Growth Fund                              Columbia Management Company,             WMVT
                                         Janus Capital Management LLC, and
                                         OppenheimerFunds, Inc.
Small Cap Stock Fund                     WM Advisors, Inc.                        WMVT
International Growth Fund                Capital Guardian Trust Company           WMVT
MFS Mid-Cap Growth Portfolio             Massachusetts Financial Services Company SAST
Capital Appreciation Portfolio           Wellington Management Company, LLP       AST
Alliance Growth Portfolio                Alliance Capital Management, L.P.        SAST
Van Kampen LIT Comstock Portfolio        Van Kampen Asset Management Inc.         VKT

FIXED-INCOME FUNDS
Short Term Income Fund                   WM Advisors, Inc.                        WMVT
U.S. Government Securities Fund          WM Advisors, Inc.                        WMVT
Income Fund                              WM Advisors, Inc.                        WMVT
Money Market Fund                        WM Advisors, Inc.                        WMVT

---------------

* This Variable Portfolio is not available as of the date of this prospectus but will be made available for transfers or investment of Purchase Payments on or about July 1, 2003. Please check with your financial advisor regarding the Variable Portfolio's availability prior to that date.

YOU SHOULD READ THE PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE PORTFOLIOS, INCLUDING EACH UNDERLYING FUND'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED INVESTMENT OPTIONS

Your contract may offer Fixed Account Guarantee Periods ("FAGP") to which you may allocate certain Purchase Payments or contract value. Available guarantee periods may be for different lengths of time (such as 1, 3 or 5 years) and may have different guaranteed interest rates, as noted below. We guarantee the interest rate credited to amounts allocated to any available FAGP and that the rate will never be less than the minimum guaranteed interest rate as specified in your contract. Once established, the rates for specified payments do not change during the guarantee period. We determine the FAGPs offered at any time in Our sole discretion and We reserve the right to change the FAGPs that We make available at any time, unless state law requires Us to do otherwise. Please check with your financial advisor to learn if any FAGPs are currently offered.

There are three interest rate scenarios for money allocated to the FAGPs. Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires. Under each scenario your money may be credited a different rate of interest as follows:

     - INITIAL RATE: The rate credited to any portion of the initial Purchase Payment allocated to a FAGP.

     - CURRENT RATE: The rate credited to any portion of the subsequent Purchase Payments allocated to a FAGP.

     - RENEWAL RATE: The rate credited to money transferred from a FAGP or a Variable Portfolio into a FAGP and to money remaining in a FAGP after expiration of a guarantee period.

When a FAGP ends, you may leave your money in the same FAGP or you may reallocate your money to another FAGP or to the Variable Portfolios. If you want to reallocate your money, you must contact Us within 30 days after the end of the current interest guarantee period and instruct Us as to where you would like the money invested. We do not contact you. If We do not hear from you, your money will remain in the same FAGP where it will earn interest at the renewal rate then in effect for that FAGP.

If you take money out of any available multi-year FAGP, before the end of the guarantee period, We make an adjustment to your contract. We refer to the adjustment as a market value adjustment ("MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the FAGP and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. Generally, if interest rates drop between the time you put your money into a FAGP and the time you take it out, We credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, We post a negative adjustment to your contract. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA. APPENDIX A SHOWS HOW WE CALCULATE AND APPLY THE MVA.

All FAGPs may not be available in all states. We reserve the right to refuse any Purchase Payment to available FAGPs if We are crediting a rate equal to the minimum guaranteed interest rate specified in your contract. We may also offer the specific Dollar Cost Averaging Fixed Accounts ("DCAFA"). The rules, restrictions and operation of the DCAFAs may differ from the standard FAGPs described above, please see DOLLAR COST AVERAGING below for more details.

  DOLLAR COST AVERAGING FIXED ACCOUNTS

You may invest initial and/or subsequent Purchase Payments in the DCA fixed accounts ("DCAFA"), if available. DCAFAs also credit a fixed rate of interest but are specifically designed to facilitate a dollar cost averaging program. Interest is credited to amounts allocated to the DCAFAs while your investment is transferred to the Variable Portfolios over certain specified time frames. The interest rates applicable to the DCAFA may differ from those applicable to any available FAGPs but will never be less than the minimum annual guaranteed interest rate as specified in your contract. However, when using a DCAFA the annual interest rate is paid on a declining balance as you systematically transfer your investment to the Variable Portfolios. Therefore, the actual effective yield will be less than the annual crediting rate. We determine the DCAFAs offered at any time in Our sole discretion and We reserve the right to change to DCAFAs that We make available at any time, unless state law requires Us to do otherwise. See DOLLAR COST AVERAGING below for more information.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer funds between the Variable Portfolio(s) and the available fixed investment options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

Subject to certain rules, you may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. Additionally, you may access your account and request transfers between Variable Portfolios and/or the fixed account options through AIG SunAmerica's website (http://www.aigsunamerica.com). We currently allow 15 free transfers per contract year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the Automatic Asset Rebalancing Program do not count against your 15 free transfers.

We accept transfer requests by telephone or the internet unless you instruct Us otherwise. When receiving instructions over the telephone or the internet, We follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, We are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone. If We fail to follow Our procedures, We may be liable for any losses due to unauthorized or fraudulent instructions.

Any transfer request in excess of 15 transfers per contract year must be submitted in writing by U.S. mail. Transfer requests sent by same day mail, overnight mail or courier services will not be accepted. We will process any transfer request as of the day We receive it, if received before close of the NYSE, generally at 1:00 p.m. PT. If the transfer request is received after the close of the NYSE, the request will be processed on the next business day.

Transfer requests required to be submitted by U.S. mail can only be cancelled in writing by U.S. mail. We will process a cancellation request only if it is received prior to or simultaneously with the original transfer request.

This product is not designed for professional "market timing" organizations or other organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the Underlying Funds in which the Variable Portfolios invest. These market timing strategies are disruptive to the Underlying Funds in which the Variable Portfolios invest and thereby potentially harmful to investors. If We determine, in Our sole discretion, that your transfer patterns among the Variable Portfolios reflect a market timing strategy, We reserve the right to take action to protect the other investors. Such action may include but would not be limited to restricting the way you can request transfers among the Variable Portfolios, imposing penalty fees on such trading activity, and/or otherwise restricting transfer options in accordance with state and federal rules and regulations.

Regardless of the number of transfers you have made, We will monitor and may terminate your transfer privileges, after We notify you of the restriction in writing, if We determine that you are engaging in a pattern of transfers that reflects a market timing strategy or is potentially harmful to other policy owners. Some of the factors We will consider include:

- the dollar amount of the transfer;

- the total assets of the Variable Portfolio involved in the transfer;

- the number of transfers completed in the current calendar quarter; or

- whether the transfer is part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS BELOW.

We reserve the right to modify, suspend or terminate these transfer privileges at any time.

DOLLAR COST AVERAGING PROGRAM

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. There is no fee to participate in this program. Under the program you systematically transfer a set dollar amount or percentage from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. You may also systematically transfer the interest earned in the 1-year fixed account to any of the Variable Portfolios. Transfers occur on certain periodic schedules, such as monthly or weekly, and count against your 15 free transfers per contract year. The minimum transfer amount under the DCA program is $100 per transfer, regardless of the source account. Fixed account options are not available as target accounts for the DCA program.

We may also offer DCAFAs exclusively to facilitate this program. The DCAFAs only accept new Purchase Payments. You cannot transfer money already in your contract into these options. If you allocate new Purchase Payment into a DCAFA, We transfer all your money allocated to that account into the Variable Portfolio(s) over the selected period. You cannot change the option once selected.

We determine the amount of the transfers from the DCAFAs based on the total amount of money allocated to the account. For example, if you allocate $1,000 to the 1-year DCAFA, We completely transfer all of your money to the selected investment options over a period of ten months, so that each payment complies with the $100 per transfer minimum.

You may terminate a DCA program at any time. Upon termination of the DCA program, if money remains in the DCAFAs, We transfer the remaining money according to your instructions or to your current allocation on file. Transfers resulting from a termination of this program do not count towards your 15 free transfers.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, We cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each month from the Money Market Fund to the Alliance Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

     MONTH    ACCUMULATION UNIT   UNITS PURCHASED
     -----    -----------------   ---------------
       1           $ 7.50               100
       2           $ 5.00               150
       3           $10.00                75
       4           $ 7.50               100
       5           $ 5.00               150
       6           $ 7.50               100

     You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The automatic Asset Allocation Rebalancing Program addresses this situation. There is no fee to participate in this program. At your election, We periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year. We reserve the right to modify, suspend or terminate this program at any time.

VOTING RIGHTS

AIG SunAmerica Life is the legal owner of shares of the Trusts. However, when an Underlying Fund solicits proxies in conjunction with a vote of shareholders, We must obtain your instructions on how to vote those shares. We vote all of the shares We own in proportion to your instructions. This includes any shares We own on Our own behalf. Should We determine that We are no longer required to comply with these rules, We will vote the shares in Our own right.

SUBSTITUTION

We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, We may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if We receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS BELOW.

Generally, We deduct a withdrawal charge applicable to any partial or total withdrawal and a MVA if a withdrawal comes from the 3-year fixed investment option prior to the end of a guarantee period. If you withdraw your entire contract value, We also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES BELOW. We calculate charges due on a total withdrawal on the day after We receive your request and other required paper work. We return your contract value less any applicable fees and charges.

The minimum partial withdrawal amount is $1,000 ($950 in Oregon). We require that the value left in any Variable Portfolio or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide Us with different instructions, partial withdrawals will be made in equal amounts from each Variable Portfolio and the fixed investment option(s) in which your contract is invested.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, We reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

FREE WITHDRAWAL PROVISION

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that We allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).

Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the third year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES BELOW. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.

To determine your free withdrawal amount and your withdrawal charge, We refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

- Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and

- Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.

When you make a withdrawal, We assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.

During the first year after We issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.

After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1); (2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.

We calculate charges due on a total withdrawal on the day after We receive your request and your contract. We return to you your contract value less any applicable fees and charges.

The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.

For example, you make an initial Purchase Payment of $100,000. For purposes of this example We will assume a 0% growth rate over the life of the contract, no election of Estate Rewards, Earnings Advantage or Income Protection options selected and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 3 you request a full surrender of your contract. We will apply the following calculation,

A-(B x C)=D, where:

A=Your contract value at the time of your request for surrender ($90,000) B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)
C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (6%)[B x C=$6,000]
D=Your full surrender value ($84,000)

Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide Us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option(s) in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% federal penalty tax. SEE TAXES BELOW.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, We reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. In the State of Oregon, the minimum withdrawal amount is $250 per withdrawal or the penalty free withdrawal amount. Withdrawals may be taxable and a 10% federal penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with Our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, We may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, We will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES BELOW for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit. The death benefit options are discussed in detail below.

The death benefit is not paid after you are in the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS BELOW.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until We record the change.

We calculate and pay the death benefit when We receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to Us.

The death benefit must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an income payment. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of the owner's death. If the Beneficiary is the spouse of the deceased owner, he or she can elect to continue the contract, rather than receive a death benefit. SEE SPOUSAL CONTINUATION BELOW. If the Beneficiary does not elect a specific form of pay out within 60 days of Our receipt of all required paperwork and satisfactory proof of death, We pay a lump sum death benefit to the Beneficiary.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

This contract provides three death benefit options: the Standard Death Benefit which is automatically included in your contract for no additional fee, an optional enhanced death benefit called "Estate Rewards" which offers you the selection of one of two options. If you choose the Estate Rewards death benefit, you may also elect, for an additional fee, the Earnings Advantage feature. Your death benefit elections must be made at the time of contract application and the election cannot be terminated.

The term "Net Purchase Payment" is used frequently in explaining the death benefit options. Net Purchase Payment is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, We determine the percentage by which the withdrawal reduced contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The resulting percentage is then multiplied by the amount of total Purchase Payments and subtracted from the amount of total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment calculation.

To arrive at the Net Purchase Payment calculation for subsequent withdrawals, We determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.

The term "Gross Withdrawals" as used in describing the death benefit option below is defined as withdrawals and the fees and charges applicable to those withdrawals.

STANDARD DEATH BENEFIT

The Standard Death Benefit on your contract, is the greater of:

     1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the earlier of age 75 or the date of death, plus any Purchase Payments recorded after the earlier of age 75 or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

     2. the contract value on the date We receive all required paperwork and satisfactory proof of death.

ESTATE REWARDS DEATH BENEFIT(S)

For an additional fee, you may elect one of the Estate Rewards death benefits which can provide greater protection for your beneficiaries. You must choose between Option 1 and Option 2 at the time you purchase your contract and you cannot change your election at any time. The Estate Rewards death benefit is not available if you are age 81 or older at the time of contract issue. The fee for Estate Rewards death benefit is 0.15% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

OPTION 1 - 5% ACCUMULATION OPTION --

  THE DEATH BENEFIT IS THE GREATER OF:

     a. the contract value on the date We receive all required paperwork and satisfactory proof of death; or
     b. Net Purchase Payments compounded to the earlier of your 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.

         If you die after your latest Annuity Date and you selected the 5% Accumulation Option, any death benefit payable under the contract will be the Standard Death Benefit as described above. Therefore, your beneficiary will not receive any benefit from Estate Rewards. This option may not be available in your state. Check with your investment representative regarding availability.

OPTION 2 - MAXIMUM ANNIVERSARY VALUE OPTION --

  THE DEATH BENEFIT IS THE GREATEST OF:

     a.  Net Purchase Payments; or
     b. the contract value on the date We receive all required paperwork and satisfactory proof of death; or
     c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

         If the Maximum Anniversary Value option was elected and you or the Continuing Spouse live to be age 90 or older, the death benefit will be the contract value because the Maximum Anniversary Value option ends at age 90. However, if you selected the Earnings Advantage benefit and death occurs after age 90 but before the latest annuity date at age 95, your beneficiary or Continuing Spouse will benefit from the Earnings Advantage.

EARNINGS ADVANTAGE

The Earnings Advantage benefit may increase the Estate Rewards death benefit amount. In order to elect Earnings Advantage, you must also elect Estate Rewards described above. The Earnings Advantage is available for an additional charge of 0.25% of the average daily ending value of the assets you have allocated to the Variable Portfolios. You are not required to elect the Earnings Advantage feature if you select Estate Rewards, but once elected, generally, it cannot be terminated. Further, if you elect both Estate Rewards and Earnings Advantage the combined charge will be 0.40% of the average daily ending value of the assets you have allocated to the Variable Portfolios.

With the Earnings Advantage benefit, if you have earnings in your contract at the time of death, We will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Amount), to the death benefit payable.

The Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage Amount, as set forth below:

------------------------------------------------------------------------------------------------------------------
                                          EARNINGS ADVANTAGE                             MAXIMUM
      CONTACT YEAR OF DEATH                   PERCENTAGE                        EARNINGS ADVANTAGE AMOUNT
------------------------------------------------------------------------------------------------------------------
  Years 0 - 4                               25% of Earnings                   25% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------
  Years 5 - 9                               40% of Earnings                   40% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------
  Years 10+                                 50% of Earnings                   50% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------

* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of the Net Purchase Payments for the purpose of the Maximum Earnings Advantage Amount calculation.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the Earnings Advantage Percentage amount?
We determine the amount of the Earnings Advantage based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the date of death; and

     (2) equals Net Purchase Payments.

What is the Maximum Earnings Advantage?
The Earnings Advantage benefit is subject to a maximum dollar amount. The Maximum Earnings Advantage Amount is equal to a percentage of your Net Purchase Payments.

Earning Advantage is not available if you are age 81 or older at the time We issue your contract. Furthermore, a Continuing Spouse cannot benefit from Earnings Advantage if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The Earnings Advantage benefit is not payable after the latest Annuity Date. SEE INCOME OPTIONS BELOW.

Earnings Advantage may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.

In the state of Washington only the Maximum Anniversary Value component of the Estate Rewards death benefit is available. Neither the Purchase Payment Accumulation nor the Earnings Advantage is available in Washington. The fee charged for the Maximum Anniversary Value option in Washington is 0.15% of the average daily ending value of the assets allocated to the Variable Portfolios.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THESE DEATH BENEFIT FEATURES (IN THEIR ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

Upon a spouse's continuation of the contract, We will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner, exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date We receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to Us ("Continuation Date"). If a Continuation Contribution is added to the contract value, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix B. To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed account they will be subject to investment risk as was the original owner.

Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of the Estate Rewards and the available death benefit will be the Standard Death Benefit. The Continuing Spouse cannot elect to continue Earnings Advantage without also continuing the Estate Rewards. We will terminate the Estate Rewards if the Continuing Spouse is age 81 or older on the Continuation Date if a Continuation Contribution is added to the contract value, and the available death benefit will be the Standard Death Benefit. If Estate Rewards is continued and the Continuing Spouse dies after the latest Annuity Date, and the 5% Accumulation option was selected, the death benefit will be the Standard Death Benefit. If the Maximum Anniversary value option was selected and the Continuing Spouse lives to age 90 or older, the death benefit will be the contract value. However, if death occurs before the latest annuity date, the Continuing Spouse will still benefit from the Earnings Advantage.

Generally, the age of the Continuing Spouse on the Continuation Date (if any Continuation Contribution has been made) and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. If no Continuation Contribution has been made to the contract on the Continuation Date, the age of the spouse on the date of the original contract issue will be used to determine any age-driven benefits. SEE APPENDIX B FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that We charge less than the amounts described below.

SEPARATE ACCOUNT CHARGES

The Company deducts separate account expenses in the amount of 1.55%, annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.

Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.

If these charges do not cover all of Our expenses, We will pay the difference. Likewise, if these charges exceed Our expenses, We will keep the difference. The Insurance Charge is expected to result in a profit. Profit may be used for any legitimate cost or expense including distribution, depending upon market conditions.

OTHER REVENUE

We may receive compensation of up to 0.40% from the investment advisers or their affiliates of certain of the Underlying Funds for services related to the availability of those Underlying Funds in the Contract.

WITHDRAWAL CHARGES

During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ABOVE. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows (may be lower in some states):

      YEAR              1         2         3         4
-----------------      ----      ----      ----      ----
Withdrawal Charge       7%        6%        6%        0%

After a Purchase Payment has been in the contract for three complete years, the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, We treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, We deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, We deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES BELOW.

INVESTMENT CHARGES

Investment Management Fees

Charges are deducted from the assets of the Underlying Funds for each Trust for the advisory and other expenses of the Funds.

Service Fees

Shares of certain Trusts may be subject to fees imposed under a servicing plan adopted by that Trust pursuant to Rule 12b-1 of the Investment Company Act of 1940. The 0.15% service fee for the Anchor and SunAmerica Series Trust portfolios and 0.25% for the Van Kampen Life Investment Trust and WM Variable Trust portfolios is also known as a 12b-1 fee. Generally, this fee may be paid to financial intermediaries for services provided over the life of the contract. SEE FEE TABLE ABOVE.

FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUSES FOR THE UNDERLYING FUNDS.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, We subtract a contract maintenance fee from your account once per year. This charge compensates Us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, We will waive the charge. This waiver is subject to change without notice. We deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. In the states of Texas and Washington a contract maintenance fee will be deducted pro-rata from the Variable Portfolio(s) in which you are invested, only. If you withdraw your entire contract value, We deduct the fee from that withdrawal.

TRANSFER FEE

Generally, We currently allow 15 free transfers per contract year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year.

OPTIONAL DEATH BENEFIT FEES

Please see Optional Death Benefits above for additional information regarding the Estate Rewards and Earnings Advantage fee.

OPTIONAL INCOME PROTECTOR FEE

Please see Income Protector below for additional information regarding the Income Protector fee.

PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract, ranging from 0% to 3.5%. Currently We deduct the charge for premium taxes from your contract when applicable, such as when you fully surrender or annuitize the contract. In the future, We may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower Our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, We may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria We evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between Us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that Our expenses will be reduced; and/or any other factors that We believe indicate that administrative and/or sales expenses may be reduced.

AIG SunAmerica Life may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact Our Annuity Service Center for more information.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity
Date). Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES BELOW.

INCOME OPTIONS

Currently, this Contract offers five Income Options. Other annuity options may be available. Please check with the Annuity Service Center for details. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, We pay according to Option 3.

We base Our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify Us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, We will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD
CERTAIN

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 or 20 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct Us to send you a check or to have the payments direct deposited into your bank account. If state law allows, We distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, We may decrease the frequency of the payments, state law allowing. See the INCOME PROTECTOR section below for specifics relative to taking income under that feature.

ALLOCATION OF ANNUITY PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, AIG SunAmerica Life guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the Variable Portfolio(s) in which you invest.

FIXED OR VARIABLE INCOME PAYMENTS

Unless otherwise elected, if at the date when income payments begin you are invested in the Variable Portfolio(s) only, your income payments will be variable and your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable, unless otherwise elected.

INCOME PAYMENTS

Your income payments will vary if you are invested in the Variable Portfolio(s) after the Annuity date depending on four factors:

     - for life options, your age when payments begin, and in most states, if a Non-Qualified Contract, your gender;

     - the value of your contract in the Variable Portfolio(s) on the Annuity Date;

     - the 3.5% assumed investment rate ("AIR") for variable income payments used in the annuity table for the contract; and;

     - the performance of the Variable Portfolio(s) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolio(s) after the Annuity Date, the allocation of funds between the fixed accounts and Variable Portfolio(s) also impacts the amount of your annuity payments.

The value of variable income payments, if elected, is based on the assumed AIR of 3.5% compounded annually. Variable income payments generally increase or decrease from one income payment date to the next based upon the performance of the applicable Variable Portfolios. If the performance of the Variable Portfolios selected is equal to the AIR, the income payments will remain constant. If performance of Variable Portfolios is greater than the AIR, the income payments will increase and if it is less than the AIR, the income payments will decline.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options. See also ACCESS TO YOUR MONEY above for a discussion of when payments from a Variable Portfolio may be suspended or postponed.

INCOME PROTECTOR

You may elect to enroll in the Income Protector Program. The Income Protector Program offers you the ability to receive a guaranteed fixed minimum retirement income when you choose to switch to the Income Phase. Income Protector should be regarded only as a "safety net." If you elect the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.

The minimum level of Income Protector benefit available is generally based upon your Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Once you have made an Income Protector election it cannot be changed or terminated. Check with your financial advisor regarding availability.

You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, We will not refund fees paid for the Income Protector if you begin taking income payments under the general provisions of your contract. In addition, if applicable, surrender charges will be assessed upon your beginning the Income Phase, if you annuitize under the Income Protector

Program. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Certain federal tax code restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.

HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?

If you elect the Income Protector Program, We base the amount of minimum retirement income available to you upon a calculation We call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. If elected, your participation becomes effective on the date of issue of the contract.

The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value. Your Income Benefit Base may accumulate at the elected growth rate, if available, from the date your election becomes effective through your Income Benefit Date.

Any applicable growth rate will reduce to 0% on the anniversary immediately after the annuitant's 90th birthday.

LEVEL OF PROTECTION

If you decide that you want the protection offered by the Income Protector Program, you must elect the Income Protector by completing the Income Protector Election form available through Our Annuity Service Center. You must elect the Income Protector feature at the time your contract is issued. You may only elect one of the offered alternatives, if more than one is available, and you can never change your election once made.

Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following Our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the income Phase for at least ten years following your election. You may not elect the Income Protector Program if the required waiting period before beginning the income phase would occur later than your latest Annuity Date.

The Income Protector option(s) currently available under this contract are:

                                                             FEE AS A % OF YOUR INCOME     WAITING PERIOD BEFORE THE
           OPTION                     GROWTH RATE                   BENEFIT BASE                  INCOME PHASE
----------------------------  ----------------------------  ----------------------------  ----------------------------
     Income Protector Base                 0%                          0.10%                        10 years

ELECTING TO RECEIVE INCOME

You may elect to begin the Income Phase of your contract using the Income Protector Program only within the 30 days after the 10th or later contract anniversary following the effective date of your Income Protector participation.

The contract anniversary prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, We apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The income options available when using the Income Protector feature to receive your retirement income are:

     - Life Annuity with 10 years guaranteed, or

     - Joint and 100% Survivor Life Annuity with 20 years guaranteed

At the time you elect to begin receiving income payments, We will calculate your income payments using both your Income Benefit Base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.

FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM

If you elect to participate in the Income Protector program We charge an annual fee, as follows:

           OPTION             FEE AS A % OF YOUR INCOME BENEFIT BASE
----------------------------  ---------------------------------------
Income Protector Base         0.10%

We deduct the annual fee from your actual Contract Value. We begin deducting the annual fee on your first contract anniversary.

Additionally, if you fully surrender your contract prior to your contract anniversary, We will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date. Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

You may wish to consult your tax advisor for information concerning your particular circumstances.

The Income Protector program may not be available in all states. Check with your financial advisor for availability in your state.

We reserve the right to modify, suspend or terminate the Income Protector Program at any time.

TAXES
--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. THIS INFORMATION ADDRESSES GENERAL FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE; THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE. WE HAVE INCLUDED AN ADDITIONAL DISCUSSION REGARDING TAXES IN THE SAI.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self- employed individuals (often referred to as H.R.10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS (INCLUDING GOVERNMENTAL 457(b) ELIGIBLE DEFERRED COMPENSATION PLANS)

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. In the case of certain Qualified contracts, the IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in the IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); (8) when you separate from service after attaining age 55 (does not apply to an IRA); (9) when paid for health insurance, if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order. This 10% penalty tax does not apply to withdrawals or income payments from governmental 457(b) eligible deferred compensation plans, except to the extent that such withdrawals or income payments are attributable to a prior rollover to the plan (or earnings thereon) from another plan or arrangement that was subject to the 10% penalty tax.

The IRC limits the withdrawal of an employee's voluntary Purchase Payments from a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.

Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.

MINIMUM DISTRIBUTIONS

Generally, the IRC requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. If you own an IRA, you must begin taking distributions when you attain age 70 1/2 regardless of when you retire. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.

You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.

Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select monthly, quarterly, semiannual, or annual withdrawals for this purpose. This service is provided as a courtesy and We do not guarantee the accuracy of Our calculations. Accordingly, We recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to Our Annuity Service Center. We reserve the right to change or discontinue this service at any time.

The IRS has issued new regulations, effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the new regulations requires that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. We are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s)could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.

CONTRACTS OWNED BY A TRUST OR CORPORATION

A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A CONTRACT

If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. In addition, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning, or pledging a Non-Qualified contract.

The IRC prohibits Qualified annuity contracts including IRAs from being transferred, assigned or pledged as security for a loan. This prohibition, however, generally does not apply to loans under an employer-sponsored plan (including loans from the annuity contract) that satisfy certain requirements, provided that: (a) the plan is not an unfunded deferred compensation plan; and
(b) the plan funding vehicle is not an IRA.

DIVERSIFICATION AND INVESTOR CONTROL

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the management of the Underlying Funds monitors the Funds so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, and not AIG SunAmerica Life Assurance Company, would be considered the owner of the shares of the Variable Portfolios under your Non-Qualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance should generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the Non-qualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, We reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts' for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.

PERFORMANCE
--------------------------------------------------------------------------------

We advertise the Money Market Fund's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When We advertise performance for periods prior to the date the Variable Portfolios were first added to the Separate Account, We derive the figures from the performance of the corresponding Underlying Funds for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the Variable Portfolios were in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the Statement of Additional Information for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices We use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australasia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

AIG SunAmerica Life may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch Ratings ("Fitch's"). A.M. Best's and Moody's ratings reflect their current opinion of Our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

OTHER INFORMATION
--------------------------------------------------------------------------------

AIG SUNAMERICA LIFE ASSURANCE COMPANY ("AIG SUNAMERICA LIFE")

AIG SunAmerica Life is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, AIG SunAmerica Life redomesticated under the laws of the state of Arizona.

AIG SunAmerica Life and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, AIG SunAmerica Asset Management Corp., and the AIG Advisors Group, Inc. (comprising six broker-dealers and two investment advisers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.

THE SEPARATE ACCOUNT

AIG SunAmerica Life originally established a separate account, Variable Separate Account (the "Separate Account"), under Arizona law on January 1, 1996 when it assumed the separate account, originally established under California law on June 25, 1981. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

AIG SunAmerica Life owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by AIG SunAmerica Life. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of AIG SunAmerica Life. Assets in the Separate Account are not guaranteed by AIG SunAmerica Life.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into AIG SunAmerica Life's general account. The general account consists of all of AIG SunAmerica Life's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any AIG SunAmerica Life contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We pay an initial commission of up to 4.50% of your Purchase Payments. We may also pay an annual trail commission of up to 1.00%, payable quarterly starting as early as the second contract year. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, We may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers, which may or may not be affiliated broker-dealers, and/or certain registered representatives that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by Us. Promotional incentives may change at any time.

WM Funds Distributor, 1201 Third Avenue, 22nd Floor, Seattle, Washington 98101, distributes the contracts. WM Funds Distributor is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For other transactions, We send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact Our Annuity Service Center at 1-877-311-WMVA (9682), if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify Us of any inaccuracies immediately. We investigate all inquiries. To the extent that We believe We made an error, We retroactively adjust your contract, provided you notify Us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments We deem warranted are made as of the time We receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. AIG SunAmerica Life engages in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, nor are they material with respect to the Separate Account.

OWNERSHIP

The WM Diversified Strategies(III) Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that We issue it directly to the owner.

INDEPENDENT ACCOUNTANTS

The audited consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, and audited financial statements of Variable Separate Account at December 31, 2002, and for each of the two years in the period ended December 31, 2002 are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to Us at Our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account............................................    2
General Account.............................................    2
Performance Data............................................    3
Income Payments.............................................    9
Annuity Unit Values.........................................    9
Variable Annuity Payments...................................   11
Taxes.......................................................   11
Distribution of Contracts...................................   17
Financial Statements........................................   17

APPENDIX A -- MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------

The information in this Appendix applies only if you take money out of a FAGP with a duration longer than 1 year before the end of the guarantee period

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the FAGP. For the current rate We use a rate being offered by Us for a guarantee period that is equal to the time remaining in the FAGP from which you seek withdrawal (rounded up to a full number of years). If We are not currently offering a guarantee period for that period of time, We determine an applicable rate by using a formula to arrive at a number based on the interest rates currently offered for the two closest periods available.

Where the MVA is negative, We first deduct the adjustment from any money remaining in the FAGP. If there is not enough money in the FAGP to meet the negative deduction, We deduct the remainder from your withdrawal. Where the MVA is positive, We add the adjustment to your withdrawal amount. If a withdrawal charge applies, it is deducted before the MVA calculation. The MVA is assessed on the amount withdrawn less any withdrawal charges.

The MVA is computed by multiplying the amount withdrawn, transferred or taken under an income option by the following factor:
                           [(1+I/(1+J+L)](N/12) -- 1

where:

              I is the interest rate you are earning on the money invested in the FAGP;

              J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the FAGP;

              N is the number of full months remaining in the term you initially agreed to leave your money in the FAGP; and

              L is 0.005 (some states require a different value; see your Contract).

We do not assess a MVA against withdrawals from a FAGP under the following circumstances:

     - If a withdrawal is made within 30 days after the end of a guarantee period;

     - If a withdrawal is made to pay contract fees and charges;

     - To pay a death benefit; and

     - Upon beginning an income option, if occurring on the Latest Annuity Date.

EXAMPLES OF THE MVA

    The purpose of the examples below is to show how the MVA adjustments are calculated and may not reflect the Guarantee Periods available or Surrender
                    Charges applicable under your contract.

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to a FAGP at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the term you initially agreed to leave your money in the FAGP (N = 18);

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals; and

     (4) You contract was issued in a state where L = 0.005.

POSITIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls within the free look amount.

The MVA factor is
                               = [(1+I/(1+J+0.005)](N/12) -- 1
                               = [(1.05)/(1.04+0.005)](18/12) -- 1
                               = (1.004785)(1.5) -- 1
                               = 1.007186 -- 1
                               = +0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                         $4,000 X (+0.007186) = +$28.74

$28.74 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls with the free withdrawal amount.

The MVA factor is
                               = [(1+I)/(1+J+0.005)](N/12) -- 1
                               = [(1.05)/(1.06+0.005)](18/12) -- 1
                               = (0.985915)(1.5) -- 1
                               = 0.978948 -- 1
                               = -0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:

                         $4,000 X (-0.021052) = -$84.21

$84.21 represents the negative MVA that will be deducted from the money remaining in the 3-year FAGP.

POSITIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is
                               = [(1+I)/(I+J+0.005)](N/12) -- 1
                               = [(1.05)/(1.04+0.005)](18/12) -- 1
                               = (1.004785)(1.5) -- 1
                               = 1.007186 -- 1
                               = +0.007186

The requested withdrawal amount, less the withdrawal charge ($4,000 -6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                         $3,760 X (+0.007186) = +$27.02

$27.02 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is
                               = [(1+I)/(I+J+0.005)](N/12) -- 1
                               = [(1.05)/(1.06+0.005)](18/12) -- 1
                               = (0.985915)(1.5) -- 1
                               = 0.978948 -- 1
                               = -0.021052

The requested withdrawal amount, less the withdrawal charge ($4,000 -6% = $3,760) is multiplied by the MVA factor to determine the MVA:

                         $3,760 X (-0.021052) = -$79.16

$79.16 represents the negative MVA that would be deducted from the withdrawal.

APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------

The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date plus any Purchase Payments recorded after the Continuation Date; and reduced for any withdrawals recorded after the Continuation Date, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution. All other capitalized terms have the meanings defined in the glossary and/or prospectus.

STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

I. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and a Continuation Contribution was made We will pay the beneficiary the greater of:

        1. Continuation Net Purchase Payments compounded at a 3% annual growth rate from the Continuation Date until the earlier of age 75 or the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the earlier of age 75 or the date of death of the Continuing Spouse; and reduced for any withdrawals recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

        2. The contract value on the date We receive all required paperwork and satisfactory proof of death.

II. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and no Continuation Contributions was made We will pay the beneficiary the greater of:

        1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the earlier of age 75 or the date of death, plus any Purchase Payments recorded after the earlier of age 75 or the date of death; and reduced for any withdrawals recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.

        2. The contract value on the date We receive all required paperwork and satisfactory proof of death.

ESTATE REWARDS DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH

If Estate Rewards is applicable upon the Continuing Spouse's death, We will pay the Beneficiary the applicable death benefit under Option 1 or 2.

OPTION 1 - 5% ACCUMULATION:

I. If the 5% Accumulation Option is selected and a Continuation Contribution was made the death benefit is the greater of:

        a. The contract value on the date We receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

        b. Continuation Net Purchase Payments made from the Continuation Date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Continuation Net Purchase Payments.

II. If 5% Accumulation Option is selected and no Continuation Contribution was made:

        a. The contract value on the date We receive all required paperwork and satisfactory proof of Continuing Spouse's death; or

        b. Net Purchase Payments made from the date of issue compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum of two times the Net Purchase Payments.

If the Continuing Spouse dies after the latest Annuity Date and the 5% Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage.

OPTION 2 - MAXIMUM ANNIVERSARY VALUE:

III. If the Maximum Anniversary Value option is selected and if the Continuing Spouse is younger than age 90 at the time of death and a Continuation Contribution was made, the death benefit is the greatest of:

        a. Continuation Net Purchase Payments; or

        b. The contract value on the date We receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

        c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date but prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

IV. If the Maximum Anniversary Value option is selected and no Continuation Contribution was made the death benefit is the greatest of:

        a. Net Purchase Payments; or

        b. The contract value on the date We receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or

        c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the issue date but before the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.

If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time We receive all required paperwork and satisfactory proof of death. The Continuing Spouse's beneficiary will not receive any benefit from Estate Rewards. However, the Continuing Spouse's beneficiary may still receive a benefit from Earnings Advantage if the date of death is prior to the latest annuity date.

EARNINGS ADVANTAGE BENEFIT FOR SPOUSAL CONTINUATION:

The Earnings Advantage benefit may increase the death benefit amount. The Earnings Advantage benefit is only available if the original owner elected Earnings Advantage and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, We will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death (from Continuation Date forward) will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:

--------------------------------------------------------------------------------------------
                         EARNINGS ADVANTAGE
CONTRACT YEAR OF DEATH       PERCENTAGE           MAXIMUM EARNINGS ADVANTAGE PERCENTAGE
--------------------------------------------------------------------------------------------
 Years 0 - 4               25% of earnings    25% of Continuation Net Purchase Payments
--------------------------------------------------------------------------------------------
 Years 5 - 9               40% of earnings    40% of Continuation Net Purchase Payments*
--------------------------------------------------------------------------------------------
 Years 10+                 50% of earnings    50% of Continuation Net Purchase Payments*
--------------------------------------------------------------------------------------------

* PURCHASE PAYMENTS RECEIVED AFTER THE 5TH CONTRACT ANNIVERSARY MUST REMAIN IN THE CONTRACT FOR AT LEAST SIX FULL MONTHS AT THE TIME OF YOUR DEATH TO BE INCLUDED AS PART OF CONTINUATION NET PURCHASE PAYMENTS FOR PURPOSES OF THE MAXIMUM EARNINGS ADVANTAGE CALCULATION.

What is the Contract Year of Death?
Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the Earnings Advantage amount?
We determine the Earnings Advantage amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

     (1) equals the contract value on the Continuing Spouse's date of death;

     (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum Earnings Advantage amount?
The Earnings Advantage amount is subject to a maximum. The Maximum Earnings Advantage amount is a percentage of the Continuation Net Purchase Payments.

The Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to the latest Annuity Date.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

APPENDIX C
--------------------------------------------------------------------------------

HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR PROGRAM:

This table assumes a $100,000 initial investment in a Non-Qualified contract, the election of the optional Income Protector Program at contract issue, with no withdrawals, additional payments or premium taxes, no election of Estate Rewards or Earnings Advantage.

-----------------------------------------------------------------------------------------------------------------------------
                                        ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARY
    IF AT ISSUE YOU                        10             11             12             15             19             20
       ARE...              1-9          (AGE 70)       (AGE 71)       (AGE 72)       (AGE 75)       (AGE 79)       (AGE 80)
-----------------------------------------------------------------------------------------------------------------------------
  MALE                     N/A           6,672          6,864          7,080          7,716          8,616          8,832
  AGE 60*
-----------------------------------------------------------------------------------------------------------------------------
  FEMALE                   N/A           5,880          6,060          6,252          6,900          7,860          8,112
  AGE 60*
-----------------------------------------------------------------------------------------------------------------------------
  MALE, AGE 60             N/A           5,028          5,136          5,244          5,544          5,868          5,928
  FEMALE, AGE 60**
-----------------------------------------------------------------------------------------------------------------------------

*  Life Annuity with 10 Year Period Certain

** Joint and 100% Survivor Annuity with 20 Year Period Certain

The Income Protector may not be available in your state. Please consult your financial advisor for information regarding availability of this program in your state.

APPENDIX D
--------------------------------------------------------------------------------

As explained in the prospectus, an Exchange Offer is available to certain contract owners currently invested in the WM Advantage Variable Annuity to move to the WM Diversified Strategies(III) Variable Annuity, subject to Our rules. The chart below highlights the material differences between the WM Advantage and WM Diversified Strategies(III) variable annuities. This material is intended as a summary to help you compare the two products. Full details about each of these features and benefits as well as other components of these products can be found in the WM Diversified Strategies(III) or WM Advantage Prospectus.

You and your investment representative should review this chart and the relevant prospectuses when deciding whether this Exchange Offer would be beneficial to you.

-------------------------------------------------------------------------------------------------------------------
            FEATURE                            WM ADVANTAGE                     WM DIVERSIFIED STRATEGIES(III)
-------------------------------------------------------------------------------------------------------------------
 SEPARATE ACCOUNT INSURANCE      1.40% annually of the value in the        1.55% annually of the value in the
 CHARGES                         variable investment options, subtracted   variable investment options, subtracted
                                 daily.                                    daily.
-------------------------------------------------------------------------------------------------------------------
 SURRENDER CHARGES               6 years per purchase payment, declines:   3 years per purchase payment, declines:
                                 7%, 6%, 6%, 5%, 4%, 2%, 0%.               7%, 6%, 6%, 0%.*
-------------------------------------------------------------------------------------------------------------------
 ANNUAL CONTRACT FEE             None                                      $35 ($30 in North Dakota) Waived for
                                                                           policies with account value greater than
                                                                           $50,000 on the contract anniversary.
-------------------------------------------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS     5 Strategic Asset Management              5 Strategic Asset Management (SAM)
                                 (SAM) Portfolios                          portfolios
                                 7 Equity Funds                            13 Equity Portfolios
                                 4 Fixed-Income Funds                      (REIT Fund not available)
                                                                           4 Fixed-Income Portfolios
-------------------------------------------------------------------------------------------------------------------
 FIXED ACCOUNT OPTIONS           1-, 3-, 5-year guarantee periods          Available DCAFAs
                                 (If available)                            (See Fixed Investment Options)
-------------------------------------------------------------------------------------------------------------------
 LONG TERM CARE/TERMINAL         Yes                                       None
 ILLNESS WAIVER
-------------------------------------------------------------------------------------------------------------------
 STANDARD DEATH BENEFIT          Greatest of:                              Greater of:
                                 - Contract Value                          - Net Purchase Payments compounded at 3%
                                 - Purchase Payments minus withdrawals       until the earlier of death or age 75
                                 - Maximum Anniversary Value               - Contract Value
-------------------------------------------------------------------------------------------------------------------
 ENHANCED DEATH BENEFIT          None                                      For a fee (.15%), a choice between two
                                                                           options:
                                                                            1. Purchase Payment Accumulation which
                                                                               pays the greater of:
                                                                            -  Net Purchase Payments compounded at
                                                                               5% until the earlier of death or age
                                                                               80
                                                                            -  Contract Value
                                                                            2. Maximum Anniversary which pays the
                                                                               greatest of:
                                                                            -  Net Purchase Payments
                                                                            -  Contract Value
                                                                            -  Maximum Anniversary Value up to age
                                                                               81
                                                                           Choice between these two offerings must
                                                                           be made at the time of purchase.
-------------------------------------------------------------------------------------------------------------------
 ENHANCED BENEFICIARY            None                                      Yes (for an additional fee of .25%) Can
 PROTECTION                                                                only be elected if one of the Enhanced
                                                                           Death Benefits is elected.
-------------------------------------------------------------------------------------------------------------------
 LIVING BENEFIT                  None                                      For a fee (.10%) guarantees a minimum
                                                                           retirement income upon annuitization
                                                                           after at least 10 years.
-------------------------------------------------------------------------------------------------------------------

* Not applicable to contracts issued as a result of an exchange from WM Advantage to WM Diversified Strategies(III.)

APPENDIX E
--------------------------------------------------------------------------------

CONDENSED FINANCIAL INFORMATION

                                                                FISCAL YEAR       FISCAL YEAR
                    ANCHOR SERIES TRUST                          12/31/01          12/31/02
-----------------------------------------------------------------------------------------------
  Capital Appreciation (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $32.095       (a) $34.794
                                                              (b) $32.095       (b) $34.852
        Ending AUV..........................................  (a) $34.794       (a) $26.448
                                                              (b) $34.852       (b) $26.392
        Ending Number of AUs................................  (a) 386           (a) 15,211
                                                              (b) 1,795         (b) 9,564
-----------------------------------------------------------------------------------------------

                                                                FISCAL YEAR       FISCAL YEAR
                  SUNAMERICA SERIES TRUST                        12/31/01          12/31/02
-----------------------------------------------------------------------------------------------
  Alliance Growth (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $30.768       (a) $32.723
                                                              (b) $30.768       (b) $32.744
        Ending AUV..........................................  (a) $32.723       (a) $22.108
                                                              (b) $32.744       (b) $22.030
        Ending Number of AUs................................  (a) 29            (a) 7,424
                                                              (b) 21            (b) 2,753
-----------------------------------------------------------------------------------------------
  Global Equities (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $16.645       (a) $17.562
                                                              (b) $16.645       (b) $17.577
        Ending AUV..........................................  (a) $17.562       (a) $12.632
                                                              (b) $17.577       (b) $12.590
        Ending Number of AUs................................  (a) 15            (a) 2,002
                                                              (b) 1             (b) 730
-----------------------------------------------------------------------------------------------
  MFS Mid Cap Growth (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $12.022       (a) $13.453
                                                              (b) $12.022       (b) $13.445
        Ending AUV..........................................  (a) $13.453       (a) $6.990
                                                              (b) $13.445       (b) $6.956
        Ending Number of AUs................................  (a) 68            (a) 7,702
                                                              (b) 52            (b) 8,548
-----------------------------------------------------------------------------------------------
  Technology (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $3.222        (a) $3.457
                                                              (b) $3.222        (b) $3.457
        Ending AUV..........................................  (a) $3.457        (a) $1.720
                                                              (b) $3.457        (b) $1.719
        Ending Number of AUs................................  (a) 217           (a) 30,946
                                                              (b) 3             (b) 4,971
-----------------------------------------------------------------------------------------------

                                                                FISCAL YEAR       FISCAL YEAR
                     WM VARIABLE TRUST                           12/31/01          12/31/02
-----------------------------------------------------------------------------------------------
  Balanced Portfolio (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $7.347        (a) $7.547
                                                              (b) $7.347        (b) $7.543
        Ending AUV..........................................  (a) $7.547        (a) $6.764
                                                              (b) $7.543        (b) $6.733
        Ending Number of AUs................................  (a) 93,859        (a) 2,232,623
                                                              (b) 16,660        (b) 531,637
-----------------------------------------------------------------------------------------------
  Conservative Balanced Portfolio (Inception
    Date -- 11/05/01)
        Beginning AUV.......................................  (a) $5.489        (a) $5.558
                                                              (b) $5.489        (b) $5.554
        Ending AUV..........................................  (a) $5.558        (a) $5.338
                                                              (b) $5.554        (b) $5.313
        Ending Number of AUs................................  (a) 36,105        (a) 219,214
                                                              (b) 818           (b) 50,067
-----------------------------------------------------------------------------------------------

             AU - Accumulation Unit
             AUV - Accumulation Unit Value
             (a) Without election of the optional EstatePlus feature
             (b) With election of the optional EstatePlus feature

                                                                FISCAL YEAR       FISCAL YEAR
                     WM VARIABLE TRUST                           12/31/01          12/31/02
-----------------------------------------------------------------------------------------------
  Conservative Growth Portfolio (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $7.645        (a) $7.945
                                                              (b) $7.645        (b) $7.946
        Ending AUV..........................................  (a) $7.945        (a) $6.594
                                                              (b) $7.946        (b) $6.571
        Ending Number of AUs................................  (a) 57,379        (a) 958,772
                                                              (b) 18,040        (b) 510,781
-----------------------------------------------------------------------------------------------
  Equity Income Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $6.197        (a) $6.369
                                                              (b) $6.197        (b) $6.365
        Ending AUV..........................................  (a) $6.369        (a) $5.477
                                                              (b) $6.365        (b) $5.453
        Ending Number of AUs................................  (a) 40,294        (a) 652,304
                                                              (b) 13,192        (b) 264,269
-----------------------------------------------------------------------------------------------
  Flexible Income Portfolio (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $6.517        (a) $6.524
                                                              (b) $6.517        (b) $6.538
        Ending AUV..........................................  (a) $6.524        (a) $6.547
                                                              (b) $6.538        (b) $6.536
        Ending Number of AUs................................  (a) 23,092        (a) 1,115,544
                                                              (b) 536           (b) 168,170
-----------------------------------------------------------------------------------------------
  Growth & Income Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $5.849        (a) $6.016
                                                              (b) $5.849        (b) $6.013
        Ending AUV..........................................  (a) $6.016        (a) $4.661
                                                              (b) $6.013        (b) $4,637
        Ending Number of AUs................................  (a) 4,551         (a) 150,973
                                                              (b) 13,991        (b) 87,324
-----------------------------------------------------------------------------------------------
  Growth Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $6.791        (a) $7.150
                                                              (b) $6.791        (b) $7.137
        Ending AUV..........................................  (a) $7.150        (a) $4.847
                                                              (b) $7.137        (b) $4.823
        Ending Number of AUs................................  (a) 3,394         (a) 64,109
                                                              (b) 41            (b) 20,860
-----------------------------------------------------------------------------------------------
  Income Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $5.816        (a) $5.746
                                                              (b) $5.816        (b) $5.744
        Ending AUV..........................................  (a) $5.746        (a) $6.191
                                                              (b) $5.744        (b) $6.164
        Ending Number of AUs................................  (a) 16,374        (a) 877,757
                                                              (b) 28,322        (b) 274,470
-----------------------------------------------------------------------------------------------
  International Growth Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $4.367        (a) $4.546
                                                              (b) $4.367        (b) $4.546
        Ending AUV..........................................  (a) $4.546        (a) $3.776
                                                              (b) $4.546        (b) $3.789
        Ending Number of AUs................................  (a) 2             (a) 15,526
                                                              (b) 2             (b) 8,188
-----------------------------------------------------------------------------------------------
  Mid Cap Stock Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $6.186        (a) $6.645
                                                              (b) $6.186        (b) $6.642
        Ending AUV..........................................  (a) $6.645        (a) $5.855
                                                              (b) $6.642        (b) $5.829
        Ending Number of AUs................................  (a) 4,582         (a) 64,864
                                                              (b) 940           (b) 42,438
-----------------------------------------------------------------------------------------------
  Money Market Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $5.792        (a) $5.793
                                                              (b) $5.792        (b) $5.795
        Ending AUV..........................................  (a) $5.793        (a) $5.769
                                                              (b) $5.795        (b) $5.746
        Ending Number of AUs................................  (a) 21,359        (a) 611,656
                                                              (b) 5,174         (b) 26,588
-----------------------------------------------------------------------------------------------

             AU - Accumulation Unit
             AUV - Accumulation Unit Value
             (a) Without election of the optional EstatePlus feature
             (b) With election of the optional EstatePlus feature

                                                                FISCAL YEAR       FISCAL YEAR
                     WM VARIABLE TRUST                           12/31/01          12/31/02
-----------------------------------------------------------------------------------------------
  Short Term Income Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $5.922        (a) $5.916
                                                              (b) $5.922        (b) $5.923
        Ending AUV..........................................  (a) $5.916        (a) $6.168
                                                              (b) $5.923        (b) $6.150
        Ending Number of AUs................................  (a) 2,421         (a) 163,898
                                                              (b) 114           (b) 24,307
-----------------------------------------------------------------------------------------------
  Small Cap Stock Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $6.106        (a) $7.409
                                                              (b) $6.106        (b) $7.424
        Ending AUV..........................................  (a) $7.409        (a) $3.847
                                                              (b) $7.424        (b) $3.842
        Ending Number of AUs................................  (a) 3,287         (a) 31,973
                                                              (b) 2             (b) 7,619
-----------------------------------------------------------------------------------------------
  Strategic Growth Portfolio (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $8.331        (a) $8.763
                                                              (b) $8.331        (b) $8.774
        Ending AUV..........................................  (a) $8.763        (a) $6.853
                                                              (b) $8.774        (b) $6.834
        Ending Number of AUs................................  (a) 9,248         (a) 197,031
                                                              (b) 1,123         (b) 28,279
-----------------------------------------------------------------------------------------------
  U.S. Government Securities Fund (Inception
    Date -- 11/05/01)
        Beginning AUV.......................................  (a) $5.943        (a) $5.817
                                                              (b) $5.943        (b) $5.825
        Ending AUV..........................................  (a) $5.817        (a) $6.219
                                                              (b) $5.825        (b) $6.204
        Ending Number of AUs................................  (a) 90,321        (a) 1,433,815
                                                              (b) 3,371         (b) 100,117
-----------------------------------------------------------------------------------------------
  West Coast Equity Fund (Inception Date -- 11/05/01)
        Beginning AUV.......................................  (a) $8.249        (a) $8.805
                                                              (b) $8.249        (b) $8.795
        Ending AUV..........................................  (a) $8.805        (a) $6.706
                                                              (b) $8.795        (b) $6.676
        Ending Number of AUs................................  (a) 4,021         (a) 217,183
                                                              (b) 890           (b) 81,228
-----------------------------------------------------------------------------------------------

                                                                FISCAL YEAR       FISCAL YEAR
              VAN KAMPEN LIFE INVESTMENT TRUST                   12/31/01          12/31/02
-----------------------------------------------------------------------------------------------
  Van Kampen LIT Comstock, Class II Shares (Inception
    Date -- 11/05/01)
        Beginning AUV.......................................  (a) $9.992        (a) $10.263
                                                              (b) $9.992        (b) $10.213
        Ending AUV..........................................  (a) $10.263       (a) $8.135
                                                              (b) $10.213       (b) $8.067
        Ending Number of AUs................................  (a) 917           (a) 46,801
                                                              (b) 6,737         (b) 88,739
-----------------------------------------------------------------------------------------------

             AU - Accumulation Unit
             AUV - Accumulation Unit Value
             (a) Without election of the optional EstatePlus feature
             (b) With election of the optional EstatePlus feature

Please forward a copy (without charge) of the WM Diversified Strategies(III) Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: ------------  Signed: --------------------------------------

Return to: AIG SunAmerica Life Assurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299